EXHIBIT 99.1
                                PRESS RELEASE OF REGISTRANT DATED AUGUST 1, 2002
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                        LIGHTPATH TECHNOLOGIES ANNOUNCES
                          FISCAL 2002 FINANCIAL RESULTS
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                              FOR IMMEDIATE RELEASE

(AUGUST 1, 2002) Albuquerque, NM. LightPath Technologies, Inc. (Nasdaq: LPTH), manufacturer and integrator of families of high performance fiber-optic collimator, isolator and precision molded aspheric optics, today announced financial results for the fourth quarter and the fiscal year ended June 30, 2002. For the fourth quarter LightPath reported sales of $3 million, $17.8 million operating loss, $2.2 million operating cash used, and total cash used of $3.7 million (including an additional investment in LightChip of $1.5 million).

For the quarter ended June 30, 2002, the Company reported total revenues of $3 million compared to total revenues of $5 million for the fourth quarter of the previous fiscal year, a decrease of approximately 40%. Net loss and net loss applicable to common shareholders for the quarter was $17.7 million, or $(0.85) per applicable common share, which includes approximately $10.7 million in non-cash charges for the impairment of facilities and manufacturing equipment, the write down of our investment in LightChip, the amortization of acquisition intangible assets and goodwill and stock-based compensation expense. In addition, the Company recorded charges of approximately $1.1 million related to the restructuring and consolidation of facilities as previously announced, $1.7 million related to the write-off of inventory and $0.5 million related to the Delaware litigation settlement during the quarter. Excluding the non-cash charges, and other expenses for restructuring, inventory write-off and litigation, the net loss per applicable common share would have been $(0.18) for the fourth quarter of fiscal 2002. For the fourth quarter of fiscal 2001, the Company reported a net loss and net loss applicable to common shareholders of $25.8 million, which included $20.3 million in non-cash charges. In addition, inventory of $700,000 was written-off and $500,000 of legal fees related to shareholder litigation were expensed during the fourth quarter of fiscal 2001, resulting in a net loss of $(1.33) per applicable common share. Excluding the non-cash charges, and other expenses for inventory write-off and litigation, the net loss per applicable common share would have been $(0.22) for the fourth quarter of fiscal 2001.

For the year ended June 30, 2002, the Company reported total revenues of $12.5 million, compared with $26.1 million for the previous fiscal year, a decrease of approximately $13.6 million or 52%. Net loss for fiscal 2002 was $50.7 million, which included approximately $29.2 million in non-cash charges for the impairment of intangible assets, facilities and manufacturing equipment, the write down of our investment in LightChip, the amortization of acquisition intangible assets and goodwill and stock-based compensation expense. In addition, the Company recorded charges of approximately $1.1 million related to the restructuring and consolidation of facilities as previously announced, $2.2 million related to the settlement and legal expenses of pending litigation and $3 million for the write-off of inventory. Net loss applicable to common shareholders for fiscal 2002 was $50.7 million or $(2.56) per applicable common share, compared to a net loss applicable to common shareholders of $60.9 million or $(3.19) per applicable common share for fiscal 2001, which included approximately $47.6 million in non-cash charges and $3 million in charges related to litigation settlement and inventory write-off. Excluding the non-cash charges and other expenses, the net loss per applicable common share would have been $(0.77) for fiscal 2002 as compared to $(0.54) for fiscal 2001.

Mr. Ripp, Chairman of the Board, stated, "While disappointed in the top line revenue, specifically the collimator and aspheric lens businesses, we are pleased that our previously announced cost and expense actions are taking hold and our cash used in operations was $2.2 million for the fourth quarter. Our year end cash balance of $13.2 million will provide flexibility to pay out restructuring charges and the Delaware litigation settlement. The recently announced closure of our Albuquerque facilities will decrease cost and expense up to $1.8 million per quarter, which indicates that even at current revenue levels we will have sufficient financial liquidity for fiscal 2003 and beyond. We remain on track to achieving breakeven cash flow in the fourth quarter of calendar 2002."

Ken Brizel, President and CEO, commented, "Even as the markets continue to be very challenging, in the short time I have been with LightPath, I am very pleased to see the variety of innovative optical solutions for our customers and the wide array of current applications. The combined strength of LightPath and its subsidiaries has a history of optical innovations not only in telecommunications, but also in data networking, industrial and medical applications. Our near term focus is on executing the transition to Florida and seeking revenue growth with new applications from additional industry sources."

LightPath manufactures proprietary collimator assemblies, GRADIUM(R) glass products and other optical telecommunications products at its headquarters in Albuquerque. The Company's subsidiaries manufacture isolator products utilizing proprietary automation technology in Walnut, California, and precision molded aspheric optics used in the active telecom components market in Orlando, Florida. The Company has 55 U.S. patents, plus 8 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 33 patents with 24 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

Contacts:       Ken Brizel, President & CEO of LightPath
                Donna Bogue, CFO of LightPath
                LightPath Technologies, Inc. (505) 342-1100
                Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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
                          LIGHTPATH TECHNOLOGIES, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS

                                   (UNAUDITED)

                                                      THREE MONTHS ENDED                 YEAR ENDED
                                                            JUNE 30                        JUNE 30
                                                 ----------------------------    ----------------------------
                                                     2002            2001            2002            2001
                                                 ------------    ------------    ------------    ------------
Revenues                                         $  3,034,081    $  5,048,537    $ 12,506,582    $ 26,143,156
Cost of sales                                       4,947,854       3,234,511      15,156,619      15,283,694
Selling, general and administrative                 2,661,791       5,418,526      11,568,532      19,291,630
Research and development                            1,399,324       2,345,264       7,095,649       7,089,931
Impairment of long lived and intangible assets      9,553,157      13,772,867      16,508,386      13,772,867
Stock-based compensation                               27,442       2,823,602       4,809,720      11,164,505
Amortization of goodwill and intangibles            1,149,296       3,676,425       7,889,741      13,566,807
Restructuring charge                                1,059,680              --       1,059,680              --
Acquired in process research and development               --              --              --       9,100,000
                                                 ------------    ------------    ------------    ------------

Operating loss                                    (17,764,463)    (26,222,658)    (51,581,745)    (63,126,278)

Other income, net                                      90,250         396,906         898,408       2,362,917
                                                 ------------    ------------    ------------    ------------
Net loss                                         $(17,674,213)   $(25,825,752)   $(50,683,337)   $(60,763,361)

Net loss applicable to common shareholders       $(17,674,213)   $(25,847,917)   $(50,745,243)   $(60,852,910)
                                                 ============    ============    ============    ============

Basic and diluted net loss per share             $      (0.85)   $      (1.33)   $      (2.56)   $      (3.19)
                                                 ============    ============    ============    ============
Number of shares used in per
  share calculation                                20,677,071      19,362,307      19,807,383      19,064,141
                                                 ============    ============    ============    ============

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
                          LIGHTPATH TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                         JUNE 30       JUNE 30
                                                           2002          2001
                                                       -----------   -----------
Cash and cash equivalents                              $13,177,624   $29,273,034
Trade account receivable, net                            1,560,198     2,579,483
Inventories                                              2,403,644     5,414,587
Other current assets                                     1,531,367     1,058,187
                                                       -----------   -----------

  Total current assets                                  18,672,833    38,325,291

Property and equipment, net                              6,664,374    12,046,891
Goodwill and intangibles, net                            8,054,179    25,683,341
Investment in LightChip, Inc. and other assets           3,585,842     8,234,885
                                                       -----------   -----------

     Total assets                                      $36,977,228   $84,290,408
                                                       ===========   ===========

Accounts payable                                       $ 1,002,374   $ 1,276,204
Restructuring reserve                                    1,059,680            --
Other current liabilities                                2,472,831     1,673,990
                                                       -----------   -----------

     Total current liabilities                           4,534,885     2,950,194

Deferred income taxes                                           --     3,316,304
Redeemable convertible preferred stock                          --     1,417,070
Stockholders' equity                                    32,442,343    76,606,840
                                                       -----------   -----------

     Total liabilities and stockholders' equity        $36,977,228   $84,290,408
                                                       ===========   ===========

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
                          LIGHTPATH TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)

                                                     JUNE 30         JUNE 30
                                                       2002            2001
                                                   ------------    ------------
Cash and cash equivalents at end of period         $ 13,177,624    $ 29,273,034
                                                   ============    ============

Net loss adjusted for noncash charges               (18,442,700)    (10,464,200)
Net cash provided (used) for working capital          5,295,664      (4,507,783)
                                                   ------------    ------------

Net cash used for operations                       $(13,147,036)   $(14,971,983)
Net cash used in investing activities                (3,086,499)    (14,568,620)
Net cash provided by financing activities               138,125          85,507
                                                   ------------    ------------

Total cash decrease during the period              $(16,095,410)   $(29,455,096)
                                                   ------------    ------------

                                     --END--

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